FEE RULE
FORM 13-502F1
ANNUAL PARTICIPATION FEE FOR REPORTING ISSUERS

Reporting Issuer Name:	PERU COPPER INC.

Financial Year Ending, used in
calculating the participation fee:	December 31, 2005

Complete Only One of 1, 2 or 3:
1. Class 1 Reporting Issuers (Canadian Issuers — Listed in
Canada and/or the U.S.)

Market value of equity securities:

	Total number of equity securities of a class or series outstanding at the end of the issuer’s most recent financial year		97,741,744 common shares

	Simple average of the closing price of that class or series as of the last trading day of each of the months of the financial year (under paragraph 2.5(a)(ii)(A) or (B) of the Rule)		X $1.77

Market value of class or series		=	$ 173,002,887

				$173,002,887	(A)
	(Repeat the above calculation for each class or series of equity securities of the reporting issuer that are listed and posted for trading, or quoted on a marketplace in Canada or the United States of America at the end of the financial year)		20,121,184 warrants

X $0.27

		=	$ 5,432,720

				$5,432,720	(A)

	Market value of corporate debt or preferred shares of Reporting Issuer or Subsidiary Entity referred to in Paragraph 2.5(b)(ii):			—	(B)

[Provide details of how determination was made.]

	(Repeat for each class or series of corporate debt or preferred shares)			—	(B)

	Total Capitalization (add market value of all classes and series of equity securities and market value of debt and preferred shares) (A) + (B) =			$178,435,607

	Total fee payable in accordance with Appendix A of the Rule			$15,000

	Reduced fee for new Reporting Issuers (see section 2.8 of the Rule)			—

Total Fee Payable x	Number of entire months remaining
	in the issuer’s financial year			—

12

Late Fee, if applicable
	(please include the calculation pursuant to section 2.9 of the Rule)	—

2. Class 2 Reporting Issuers (Other Canadian Issuers)

Financial Statement Values (use stated values from the audited financial statements of the reporting issuer as at its most recent audited year end):

Retained earnings or deficit

Contributed surplus

Share capital or owners’ equity, options, warrants and preferred shares (whether such shares are classified as debt or equity for financial reporting purposes)

Long term debt (including the current portion)

Capital leases (including the current portion)

Minority or non-controlling interest

Items classified on the balance sheet between current liabilities and shareholders’ equity (and not otherwise listed above)

Any other item forming part of shareholders’ equity and not set out specifically above

Total Capitalization

Total Fee payable pursuant to Appendix A of the Rule

Reduced fee for new Reporting Issuers (see section 2.8 of the Rule)

Total Fee Payable x	Number of entire months remaining
in the issuer’s financial year

12

Late Fee, if applicable (please include the calculation pursuant to section 2.9 of the Rule)

3. Class 3 Reporting Issuers (Foreign Issuers)

Market value of securities:

If the issuer has debt or equity securities listed or traded on a marketplace located anywhere in the world (see paragraph 2.7 (a) of the Rule):

Total number of the equity or debt securities outstanding at the end of the reporting issuer’s most recent financial year

Simple average of the published closing market price of that class or series of equity or debt securities as of the last trading day of each of the months of the financial year on the marketplace on which the highest volume of the class or series of securities were traded in that financial year.
X

Percentage of the class registered in the name of an Ontario person	X

(Repeat the above calculation for each class or series of equity or debt securities of the reporting issuer) =

Capitalization (add market value of all classes and series of securities)

Or, if the issuer has no debt or equity securities listed or traded on a marketplace located anywhere in the world (see paragraph 2.7(b) of the Rule):

Financial Statement Values (use stated values from the audited financial statements of the reporting issuer as at its most recent audited year end):

Retained earnings or deficit

Contributed surplus

Share capital or owners’ equity, options, warrants and preferred shares (whether such shares are classified as debt or equity for financial reporting purposes)

Long term debt (including the current portion)

Capital leases (including the current portion)

Minority or non-controlling interest

Items classified on the balance sheet between current liabilities and shareholders’ equity (and not otherwise listed above)

Any other item forming part of shareholders’ equity and not set out specifically above

Percentage of the outstanding equity securities registered in the name of an Ontario
person		X

Capitalization

Total Fee payable pursuant to Appendix A of the Rule

Reduced fee for new Reporting Issuers (see section 2.8 of the Rule)

Total Fee Payable x	Number of entire months remaining
in the issuer’s financial year

12

Late Fee, if applicable
(please include the calculation pursuant to section 2.9 of the Rule)